SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549

                                FORM 8-K

                             CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934


                              JUNE 27, 2001
                              -------------
                            (Date of Report)


                             ENTROPIN, INC.
                             --------------
         (Exact Name of Registrant as specified in its charter)


          COLORADO              33-23693               84-1090424
----------------------------   -----------        -------------------
(State or other jurisdiction   (Commission           (IRS Employer
    of incorporation)         File Number)        Identification No.)


               45926 OASIS STREET, INDIO, CALIFORNIA 92201
               -------------------------------------------
       (Address of principal executive offices including zip code)


                             (760) 775-8333
                             ---------------
           (Registrant's telephone number including area code)

                                   N/A
                                   ---
      (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.
---------------------

     Entropin, Inc. ("Entropin") issued the following press release on June 27, 2001:

                              NEWS RELEASE
                              ------------

                 ENTROPIN ADDS FOURTH CLINICAL SITE FOR
                      ESTEROM(R) PHASE II/III STUDY

         INVESTIGATOR TRAINING AT THREE EXISTING SITES COMPLETED

INDIO, Calif. (June 27, 2001) - Entropin, Inc. (Nasdaq: ETOP, ETOPW), a specialty pharmaceutical company developing new therapeutics for painful soft tissue injuries and diseases, today announced the addition of a fourth clinical study site for its upcoming Phase II/III study with Esterom(R). Entropin also completed an Investigator Training Meeting in preparation for the study at the Company's first three clinical study sites. Investigators from these three sites, study site coordinators and representatives from key support vendors all attended a single comprehensive Investigator Training Meeting.

The fourth clinical trial site, The Center for Rheumatology and Bone Disease Research of Wheaton, Maryland, is a division of Arthritis & Rheumatism Associates, a specialty medical group with more than 30,000 patient visits annually. The Company expects to complete the Investigator Training Meeting for this site within two weeks.

"The addition of another premier clinical site and thoroughly educating the personnel at all four sites are integral to the success of our upcoming trial," said Thomas G. Tachovsky, Ph.D., Entropin's president and chief executive officer. "It is vital for all of the investigators to perform well-defined diagnostic tests uniformly prior to patient enrollment, to apply Esterom(R) solution properly to the shoulder area of enrolled patients, and to measure and record patient performance consistently throughout the study."

Dr. Tachovsky continued, "At the conclusion of our comprehensive training session, the investigators enthusiastically demonstrated their commitment to the Phase II/III clinical trial of Esterom(R), and we are all looking forward to the initial patient enrollment."

The Investigator Training Meetings featured a thorough review of the study protocol, the investigator manual and instructions on the proper application of Esterom(R). Attendees also participated in a hands-on workshop to familiarize themselves with the electronic case report form and the data collection system developed specifically for Entropin by Medidata Solutions, whereby patient data from each of the sites will be collected daily at a central website. This electronic data capture is designed to assist with patient enrollment and screening, to facilitate data monitoring throughout the study, to enhance data integrity and to shorten the time required for an analysis of the study results.

The Company anticipates enrolling the first patient in the study during the third quarter of this year. Each of the four clinical study centers - The Cleveland Clinic Foundation, ProHealth Care

Associates, Tampa Medical Research Group and The Center for Rheumatology and Bone Disease Research - is a recognized center of excellence in orthopedics and in rheumatology. Enrollment of the 150 patients planned for the Phase II/III trial is expected to take six months.

Entropin, Inc. is a pharmaceutical research and development company, initially focused on the development of Esterom(R), a novel topical therapeutic for the treatment of painful soft tissue injuries, such as tendonitis or back sprain, that result in impaired function.

This news release includes forward-looking statements that reflect Entropin's current views with respect to future events and financial performance. The words "believe," "expect," "anticipate," and similar expressions identify forward-looking statements. Forward-looking statements are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. These factors include, but are not limited to: (1) the ability to successfully complete development and commercialization of products, including the cost, scope and results of preclinical and clinical testing; (2) the ability to successfully complete product research and further development, including pre-clinical and clinical studies; (3) the time, cost and uncertainty of obtaining regulatory approvals; (4) the ability to obtain substantial additional funding; (5) the ability to develop and commercialize products before competitors; and (6) other factors detailed from time to time in filings with the Securities and Exchange Commission.

                                #   #   #


                               SIGNATURES
                               ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date: June 27, 2001                ENTROPIN, INC.



                                   By  /s/ Thomas G. Tachovsky
                                     ---------------------------------
                                     Thomas G. Tachovsky
                                     President and Chief Executive Officer



                                    3